Exhibit 1.2

Syngenta AG

Regulations Governing the
Internal Organization of
Syngenta AG

Contents

Preamble		2
A	The Company’s Governance Bodies	2
B	The Board of Directors (Board)	3
C	The Chairman’s & Governance Committee (CGC)	6
D	The Compensation Committee (CC)	8
E	The Audit Committee (AC)	8
F	The Nomination Committee (NC)	9
G	The Corporate Responsibility Committee (CRC)	10
H	The Chairman of the Board (Chairman)	10
I	The Chief Executive Officer (CEO)	11
J	The Syngenta Executive Committee (SEC)	12
K	Internal Audit	14
Appendix 1		15
Appendix 2		17

Preamble

Based on articles 23 and 26 of the Articles of Incorporation, the Board of Directors issues the following regulations governing the internal organization (“Regulations”).

By these Regulations the Board of Directors defines the basic principles of the Company’s organization, duties, powers, and responsibilities in accordance with the law and the Articles of Incorporation.

These Regulations have been approved by the Board of Directors on July 22, 2014, and enter into force on October 1, 2014, thereby replacing and superseding any previous versions of the Regulations.

A	The Company’s Governance Bodies

Article 1

The Company’s governance bodies are the following:

-	the Board of Directors (hereinafter referred to as “Board”);

-	the Chairman’s & Governance Committee (hereinafter referred to as “CGC”);

-	the Compensation Committee (hereinafter referred to as “CC”);

-	the Audit Committee (hereinafter referred to as “AC”);

-	the Nomination Committee (hereinafter referred to as “NC”);

-	the Corporate Responsibility Committee (hereinafter referred to as “CRC”);

-	the Chairman of the Board (hereinafter referred to as “Chairman”);

-	the Chief Executive Officer (hereinafter referred to as “CEO”);

-	the Syngenta Executive Committee (hereinafter referred to as “SEC”).

B	The Board of Directors (Board)

Article 2

1	The Board is the highest level of management in the Company, and exercises general supervision over the objectives and the conduct of business. It may issue any directives necessary for this purpose.

2	The Board formulates the agenda for the General Meeting of Shareholders and submits an Annual Report to it.

3	The Board issues the instructions necessary for the implementation of General Meeting of Shareholders’ resolutions.

4
The Board constitutes itself by appointing from among its members the Vice Chairman of the Board, the members of the Board Committees (except for the Compensation Committee) and the respective chairpersons, and the Board Secretary, who needs not be a Director.

5
In application of article 716b paragraph 1 of the Swiss Code of Obligations and article 25 paragraph 2 of the Articles of Incorporation, the Board delegates powers and duties to the Board Committees constituted in these Regulations and the respective organizational charters in accordance with the law, the Company’s Articles of Incorporation and the respective organizational charters.

6
In application of article 716b paragraph 1 of the Swiss Code of Obligations and article 26 of the Articles of Incorporation, the Board delegates to the CEO and the SEC the authority to manage the Company’s operations subject to applicable law, the Articles of Incorporation and the Regulations.

7
The Board may, upon giving appropriate notice to the relevant governance body or individuals, to whom it has, directly or indirectly, delegated any of its powers and duties, re-assume responsibility for such powers and duties.

Article 3

1	The Board decides on all business of the Company assigned to it by law, in particular the Swiss Code of Obligations, the Articles of Incorporation, and the Regulations.

2	At the request of the Chairman or the CGC, the Board approves:

-	the strategic direction and the strategic plans of the Company;

-	the budget and other financial targets, and decides on the financial means necessary to attain those targets;

-	the corporate policy: this includes financial, investment, personnel, and safety and environmental protection policies;

-	the structure of the accounting systems, financial controls, financial planning and other internal controls;

-	the principles of leadership and communication;

-	the essential features of the Company’s organization;

-	the duties and responsibilities of the governance bodies of the Company;

-	the quarterly reports and the Annual Report for the Company;

-	the Company's entry into new spheres of activity and withdrawal from existing ones;

-	the acquisition, formation, or sale of companies and associated companies in accordance with the financial authorizations set out in Appendix 1;

-	the choice of new or the closing of existing sites of fundamental significance;

-	the institution or defence of legal proceedings in cases of fundamental significance for the Company;

-	any other business in accordance with Appendices 1 or 2, if such business exceeds the authority of the SEC or the CGC.

3	Further, the Board:

-	appoints the CEO upon proposal by the NC, the further members of the SEC and the Head Internal Audit; the Board may also order their removal from office;

-	designates those authorized to sign for the Company.

Article 4

1	The Board is kept informed by the CEO of all Company matters of fundamental significance.

2	The members of the Board enjoy the rights of information as laid down in article 715a of the Swiss Code of Obligations.

Article 5

1
The Board meets at the invitation of its Chairman as often as business requires, however not less than once per quarter. Any member of the Board may submit a written request that a meeting be convened.

2	Invitations to meetings of the Board are issued at least 5 working days in advance, as a rule.

3	The Chairman, after consultation with the CEO, determines the agenda for the meetings. The agenda is sent to the members of the Board together with the invitation.

4	Any member of the Board may request the inclusion of items of business in the agenda. Such requests must be submitted to the Chairman in writing at least 10 days before the date of the meeting.

Article 6

1
The Board is quorate when at least one half of the total number of its members is present in person. The resolutions of the Board are adopted by a simple majority of the votes of the members present. In the event of equality of votes, the Chairman has the casting vote. Resolutions by means of a written circular or by video-/teleconference are permissible.

2	No representation of absent members of the Board is permissible.

3	Resolutions on items of business not on the agenda of a meeting require the affirmative vote of two-thirds of the members present at that meeting.

4	The Secretary of the Board takes minutes of the meetings of the Board and of any written resolutions.

5
Members of the Board are obliged to leave the meeting room and abstain from deliberating or deciding on any matter that affects or reasonably might affect the interests of such member or of persons or entities closely related to such member. It is the responsibility of each member to inform the Chairman and the Secretary of the Board in case of a potential conflict of interest. The obligations set forth in this provision also apply to the work carried out in Board Committees.

6
Members of the Board may not reveal to third parties anything they learn of during the exercise of their duties. This obligation continues even after their terms of office have expired. Physical business documents must be returned, electronic files containing any business document must be deleted by the expiry of the term of office at the latest.

Article 7

The members of the Board are listed in the Commercial Register. Out of the members of the Board only the members of the CGC are authorized, jointly by two, to sign on behalf of the Company.

C	The Chairman’s & Governance Committee (CGC)

Article 8

The CGC acts on behalf of the Board in delegated matters as set forth below, and in cases of urgency. It oversees corporate governance issues at Company level. Further, it acts as advisory body for the Chairman.

Article 9

1	The Board appoints the members of the CGC for a term of 1 year.

2
The CGC shall consist of the Chairman, who shall act as Chairperson of the CGC, the CEO and one independent, non-executive member of the Board. The Group General Counsel or his/her delegate shall act as Secretary of the CGC.

Article 10

1	In the following matters, the Board delegates its authority to the CGC:

-	acquisition or divestment of (i) shares or (ii) other equity instruments in other companies, with a transaction value of up to USD 30 million;

-	acquisition or divestment of businesses, including the conclusion or termination of equity joint ventures, with a transaction value of up to USD 30 million;

-	acquisition or divestment of third party assets (e.g. fixed assets; land; IP rights [incl. licensing in and out]; product lines), with a transaction value between USD 30 million and 60 million;

-	financial measures:

o	implementation of share capital transactions (increase/decrease of share capital) regarding the Company, subject to authorization by the General Meeting of Shareholders;

o	issuance and cancellation of negotiable securities by the Company;

o	entering into or early termination of any long term (over 12 months) financing by third parties with a commitment in excess of USD 500 million;

o	provision of any guarantee, surety or other security interest to any third party for existing or future debt and obligations of the Company in excess of USD 250 million;

-	establishment of new legal entities and equity joint ventures with a share capital in excess of USD 50 million;

-	institution and settlement of legal proceedings with a disputed amount between USD 30 million and 60 million;

-	providing donations and entering into sponsorship commitments in excess of USD 1 million;

-	all other urgent and exceptional matters which need to be addressed at Board level without delay.

2	Further competencies in the areas of nominations, corporate governance matters and assistance to the Chairman are set forth in the CGC Charter.

Article 11

The organization of the CGC is defined in the CGC Charter, which is subject to approval by the Board.

D	The Compensation Committee (CC)

Article 12

1	The CC shall carry out the Board’s overall responsibility for drawing up the executive compensation principles, strategy and policies covering the CEO and the SEC.

2	The CC shall also draw up the principles for the compensation of non-executive members of the Board and the Chairman.

Article 13

1	All members of the CC are appointed by the General Meeting of Shareholders upon proposal from the Board for a term of 1 year.

2	The CC shall consist of a minimum of 3 independent, non-executive members of the Board. The Chairman shall not be a member of the CC. The Head HR or his/her delegate shall act as Secretary of the CC.

Article 14

The responsibilities and the organization of the CC in the area of compensation are set forth in the CC Charter, which is subject to approval by the Board.

E	The Audit Committee (AC)

Article 15

1	The AC assists the Board in fulfilling its supervisory responsibilities with respect to accounting and financial reporting practices of the Company.

2	The AC’s main tasks consist of:

-	monitoring performance of the external auditor, checking its independence and coordinating its work with the internal audit;

-	monitoring implementation of findings of external and internal auditors by management;

-	assessing the quality of the financial reporting and preparation of decisions of the Board in this area;

-	monitoring the effectiveness of the financial compliance framework and of the internal controls environment.

Article 16

1	The Board appoints the members of the AC for a term of 1 year.

2
The AC shall consist of at least 3 independent, non-executive members of the Board. The Chairman is not eligible as a member of the AC. The Board elects the Chairperson of the AC. The Group General Counsel or his/her delegate shall act as Secretary of the AC.

3	The AC as a team must have financial or auditing expertise to carry out its responsibilities.

Article 17

The responsibilities and the organization of the AC are set forth in the AC Charter, which is subject to approval by the Board.

F	The Nomination Committee (NC)

Article 18

1	The NC supports the Board regarding the identification and selection of candidates for (i) the Board and (ii) the CEO positions.

2	In addition, it regularly reviews the independence of the members of the Board and manages the Board’s self-assessment process.

Article 19

1	The Board appoints the members of the NC for a term of 1 year.

2	The NC shall consist of the Chairman, who shall act as Chairperson of the NC, and 2 independent, non-executive members of the Board. The Chairman can nominate a Secretary of the NC.

Article 20

The responsibilities and the organization of the NC are set forth in the NC Charter, which is subject to approval by the Board.

G	The Corporate Responsibility Committee (CRC)

Article 21

The CRC acts as custodian of the Board in corporate responsibility matters and exercises oversight over the SEC in this respect.

Article 22

1	The Board appoints the members of the CRC for a term of 1 year.

2
The CRC shall consist of the Chairman, at least 2 further independent, non-executive members of the Board, and the CEO. The Board appoints the Chairperson. The Group General Counsel or his/her delegate shall act as Secretary of the CRC.

Article 23

The responsibilities and the organization of the CRC are set forth in the CRC Charter, which is subject to approval by the Board.

H	The Chairman of the Board (Chairman)

Article 24

1
The Chairman leads the Board in the exercise of its non-transferable duties, including the ultimate management and oversight of the Company, the exercise of its organizational and financial responsibility, the appointment and removal of members of the SEC, and the proposals to the General Meeting of Shareholders.

2
The Chairman, together with the CEO, assumes overall responsibility for the development of the Company’s strategies and ensures the close alignment and common understanding between the Board, its Committees, the CEO and the SEC of such strategies and their implementation.

3	On behalf of the Board, the Chairman exercises ongoing oversight and governance over the CEO and through him also over the SEC.

4	The Chairman organizes and chairs the General Meeting of Shareholders and acts a steward and guardian for the shareholders between meetings.

5
The Chairman defines the agenda in coordination with the CEO. He organizes and chairs the meetings of the Board and ensures that the business of the Board and its Committees proceeds in an orderly fashion.

6	Internal Audit reports directly to the Chairman. The Head Internal Audit has regular one-on-one meetings with the Chairman to share his/her findings and receive input on his/her functional priorities.

7	The Chairman oversees the reputation of the Company and, together with the CEO, represents the interests of the Company to important stakeholders and the general public.

8	The Chairman approves external mandates of the members of the SEC as set forth in article 27 paragraph 2 of the Company’s Articles of Incorporation.

9	Should the Chairman be unable to carry out his duties, the Vice Chairman shall act in his stead.

I	The Chief Executive Officer (CEO)

Article 25

1	The CEO shares responsibility for the strategic direction of the Company with the Chairman.

2	The CEO leads the SEC. The members of the SEC are directly responsible to the CEO.

3	The CEO and the SEC are jointly responsible for the active leadership and the operative management of the Company.

4	The CEO is directly responsible to the Chairman and the Board for efficient and effective work of the SEC.

5	The CEO manages the reputation of the Company and, together with the Chairman, represents the interests of the Company to important stakeholders and the general public.

6	The CEO forwards proposals to the Chairman, the Board or its Committees to the extent a subject matter falls within their respective remit.

J	The Syngenta Executive Committee (SEC)

Article 26

1	Under the leadership of the CEO, the SEC is responsible for the active leadership and the operative management of the Company.

2	Each member of the SEC is responsible for the management of his/her function, and all members of the SEC are collectively responsible for decisions taken as a Committee.

3	The SEC consists of:

-	the CEO;

-	the Chief Operating Officer (COO) EAME & Latin America;

-	the Chief Operating Officer (COO) APAC & North America;

-	the Chief Financial Officer (CFO);

-	the Head Research & Development;

-	the Head Global Operations;

-	the Head Legal & Taxes;

-	the Head Human Resources;

-	the Head Corporate Affairs.

4	Each member of the SEC must work in close cooperation with the other members. Each member of the SEC reports to, and is responsible to, the CEO in respect of his/her function.

5	The SEC meets whenever business requires. Resolutions are adopted by a majority of votes cast. In the event of equality of votes, the CEO has the casting vote.

Article 27

The Secretary of the SEC takes minutes of the meetings of the SEC and of any written resolutions. The CEO nominates the Secretary of the SEC; this person need not be a member of the SEC.

Article 28

The duties of the SEC comprise in particular:

-	formulation of the fundamentals of corporate policy;

-	designing the Company strategy and strategic plans for the approval of the Board;

-	implementation of the strategies, strategic plans and the periodic assessment of the attainment of goals;

-	submission of regular reports for the attention of the Board or its Committees;

-	personnel appointments within its own area of authority and any modifications to the organization (Appendix 2);

-	promotion of a modern and active leadership culture;

-	provision and optimal utilization of resources (finances, management capacity);

-	establishment of an active communications policy within and outside the Company;

-	systematic selection, development and promotion of new and potential management personnel;

-	examination and approval of significant agreements with third parties and business activities involving extraordinary high risks;

-	establishment of guidelines for planning, organization, finance, reporting, information and other technology etc.

K	Internal Audit

Article 29

1
As an inspecting and monitoring body, Internal Audit carries out operational audits (administrative procedures) and system audits. In this connection, the periodical and systematic checking of financial reporting is of particular importance. All organizational units, associated companies, and foundations are subject to audit.

2	Internal Audit is assigned its duties by the AC. It submits its reports to the Chairperson of the AC.

3	The Head Internal Audit reports to the Chairman of the Board.

4	Any suspected irregularities must be reported without delay.

Appendix 1

Financial Authorization Levels

1	Investments/divestments

1.1	Acquisition/divestment of assets (fixed assets/land/IT projects/product lines/licenses)

Transaction/Corporate Action	Approving Corporate Body
• Transaction value >USD 60 million • Transaction value USD 30 million – 60 million • Transaction value < USD 30 million	• Board • CGC • SEC

1.2	Acquisition/divestment of companies or businesses (incl. JVs)

Transaction/Corporate Action	Approving Corporate Body
• Transaction value >USD 30 million • Transaction value <USD 30 million	• Board • CGC

2	Financial measures

Transaction/Corporate Action	Approving Corporate Body
Basis of financial policy	Board
Share capital transactions	GM/CGC
Debentures, issue of negotiable securities	CGC
Other long-term (> 12 months) financing > USD 500 million (further authorization levels to be determined)	CGC
Provision of guarantees and declarations of patronage for existing Company debts > USD 250 million (further authorization levels to be determined)	CGC

3	Various

3.1	Establishment/liquidation of legal entities

Transaction/Corporate Action	Approving Corporate Body
Establishment of new legal entities (subsidiaries): • Share capital of new entity > USD 50 million • Share capital of new entity < USD 50 million	• CGC • SEC, delegation to CFO+GGC possible
Liquidation of legal entities (subsidiaries): • Share capital of entity > USD 25 million • Share capital of entity < USD 25 million	• SEC • CFO+GGC

3.2	Institution/settlement of legal proceedings

Transaction/Corporate Action	Approving Corporate Body
Institution/settlement of legal proceedings with the following amount in dispute: • > USD 60 million • USD 30 million – USD 60 million • USD 5 million – USD 30 million • < USD 5 million	• Board • CGC • SEC • GGC

3.3	Donations and sponsorship (excluding unit-specific)

Transaction/Corporate Action	Approving Corporate Body
Value of contribution: • > USD 1 million • < USD 1 million	• CGC • CEO

Principle applicable to Financial Authorization Level items 1.1 and 1.2

The financial authorization levels for items 1.1 and 1.2 relate to projects included in the annual budget for such items approved by the Board.

The following applies to projects not included in the annual budget approved by the Board:
–
provided that the total annual budget sanction for such items is not exceeded, the CGC and the SEC respectively may approve projects up to half the capital expenditure sanction amounts of budgeted projects;

–	any project authorization which would lead to the total annual budget sanction for such items being exceeded would need approval by the Board.

Appendix 2

Authorization: Personnel appointments
(As a matter of principle the ”grandfather rule” shall apply)

1             Holding/Foundations

Corporate body	Decision maker
Board	GM
Constitution of Board	GM/Board
Secretary of Board	Board
CGC	Board
Other Committees of Board	GM/Board
Secretary of CGC	CGC
Members of SEC	Board
Head Internal Audit	Board
Secretary of SEC	CEO
Functions one level below SEC member	CEO
Foundation Councils of Foundations	CEO
Approval of private mandates	CEO

2             Boards of Group Companies (GCs)

Group Companies	Decision-making authority
Sales > USD 150 million	CEO
Sales < USD 150 million	GGC

3             Management of Group Companies (GCs)

Functions	Recommendation / Appointment
Heads of GCs	CEO
Functions one level below Heads of GCs	SEC members
Secretary of Board for all GCs	GGC
CFOs for all GCs	CFO
Other positions	Local

Board	Board of Directors
GM	General Meeting
CGC	Chairman’s & Governance Committee
SEC	Syngenta Executive Committee
CEO	Chief Executive Officer
GGC	Group General Counsel
CFO	Chief Financial Officer

Syngenta AG
Schwarzwaldallee 215
CH-4058 Basel
Switzerland

www.syngenta.com

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